Schedule A

Service Class I Shares

Fund	12b-1 Fee (Per Annum)
LVIP American Balanced Allocation Fund	0.35%
LVIP American Century VP Mid Cap Value RPM Fund	0.35%
LVIP American Growth Allocation Fund	0.35%
LVIP American Income Allocation Fund	0.35%
LVIP American Preservation Fund	0.35%
LVIP AQR Enhanced Global Strategies Fund	0.25%
LVIP Baron Growth Opportunities Fund	0.25%
LVIP BlackRock Emerging Markets RPM Fund	0.25%
LVIP BlackRock Equity Dividend RPM Fund	0.25%
LVIP BlackRock Global Allocation V.I. RPM Fund	0.35%
LVIP BlackRock Inflation Protected Bond Fund	0.25%
LVIP BlackRock Multi-Asset Income Fund	0.25%
LVIP Capital Growth Fund	0.25%
LVIP Clarion Global Real Estate Fund	0.25%
LVIP ClearBridge Variable Appreciation RPM Fund	0.35%
LVIP Columbia Small-Mid Cap Growth RPM Fund	0.25%
LVIP Delaware Bond Fund	0.35%
LVIP Delaware Diversified Floating Rate Fund	0.25%
LVIP Delaware Foundation® Aggressive Allocation Fund	0.25%
LVIP Delaware Foundation® Conservative Allocation Fund	0.25%
LVIP Delaware Foundation® Moderate Allocation Fund	0.25%
LVIP Delaware Growth and Income Fund	0.35%
LVIP Delaware Social Awareness Fund	0.35%
LVIP Delaware Special Opportunities Fund	0.35%
LVIP Dimensional U.S. Equity RPM Fund	0.25%
LVIP Dimensional Non-U.S. Equity RPM Fund	0.25%
LVIP Dimensional/Vanguard Total Bond Fund	0.25%
LVIP Franklin Mutual Share VIP RPM Fund	0.35%
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.25%
LVIP Goldman Sachs Income Builder Fund	0.25%
LVIP Global Income Fund	0.25%
LVIP Invesco Diversified Equity-Income RPM Fund	0.35%
LVIP Invesco V.I. Comstock RPM Fund	0.35%
LVIP JPMorgan High Yield Fund	0.25%
LVIP JPMorgan Mid Cap Value RPM Fund	0.25%
LVIP Managed Risk American Balanced Allocation Fund	0.35%
LVIP Managed Risk American Growth Allocation Fund	0.35%
LVIP Managed Risk Profile Conservative Fund	0.25%
LVIP Managed Risk Profile Moderate Fund	0.25%
LVIP Managed Risk Profile Growth Fund	0.25%
LVIP Managed Risk Profile 2010 Fund	0.25%
LVIP Managed Risk Profile 2020 Fund	0.25%
LVIP Managed Risk Profile 2030 Fund	0.25%

Fund	12b-1 Fee (Per Annum)
LVIP Managed Risk Profile 2040 Fund	0.25%
LVIP Managed Risk Profile 2050 Fund	0.25%
LVIP MFS International Growth Fund	0.25%
LVIP MFS International Growth RPM Fund	0.25%
LVIP MFS Value Fund	0.25%
LVIP Mid-Cap Value Fund	0.25%
LVIP Mondrian International Fund	0.25%
LVIP Money Market Fund	0.25%
LVIP Multi-Manager Global Equity RPM Fund	0.35%
LVIP PIMCO Low Duration Bond Fund	0.25%
LVIP SSgA Bond Index Fund	0.25%
LVIP SSgA Developed International 150 Fund	0.25%
LVIP SSgA Emerging Markets 100 Fund	0.25%
LVIP SSgA International Index Fund	0.25%
LVIP SSgA Large Cap 100 Fund	0.25%
LVIP SSgA S&P 500 Index Fund	0.25%
LVIP SSgA Small-Mid Cap 200 Fund	0.25%
LVIP SSgA Small-Cap Index Fund	0.25%
LVIP SSgA Large Cap RPM Fund	0.25%
LVIP SSgA Small-Cap RPM Fund	0.25%
LVIP SSgA Conservative Index Allocation Fund	0.25%
LVIP SSgA Moderate Index Allocation Fund	0.25%
LVIP SSgA Moderately Aggressive Index Allocation Fund	0.25%
LVIP SSgA Conservative Structured Allocation Fund	0.25%
LVIP SSgA Moderate Structured Allocation Fund	0.25%
LVIP SSgA Moderately Aggressive Structured Allocation Fund	0.25%
LVIP SSgA Global Tactical Allocation RPM Fund	0.25%
LVIP T. Rowe Price Growth Stock Fund	0.25%
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.25%
LVIP Templeton Growth RPM Fund	0.25%
LVIP UBS Large Cap Growth RPM Fund	0.25%
LVIP Vanguard Domestic Equity ETF Fund	0.25%
LVIP Vanguard International Equity ETF Fund	0.25%
LVIP VIP Contrafund® RPM Portfolio	0.35%
LVIP VIP Mid Cap RPM Portfolio	0.35%

Service Class II Shares

Fund	12b-1 Fee (Per Annum)
LVIP American Global Growth Fund	0.55%
LVIP American Global Small Capitalization Fund	0.55%
LVIP American Growth Fund	0.55%
LVIP American Growth-Income Fund	0.55%
LVIP American International Fund	0.55%

The parties hereto have caused this Amendment to be signed by their duly authorized officers as of the 1st day of May, 2014.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its series	LINCOLN FINANCIAL DISTRIBUTORS, INC.

William P. Flory, Jr.	/s/ Carrie L. Chelko
Name: William P. Flory, Jr.	Name: Carrie L. Chelko
Title: Vice President & Chief Accounting Officer	Title: Vice President & Chief Counsel

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